Exhibit 99.1

GM FINANCIAL REPORTS FULL YEAR AND DECEMBER QUARTER 2014

OPERATING RESULTS

•	Full year earnings of $537 million; $59 million for the December quarter

•	Full year consumer loan and lease originations of $21.3 billion; $6.0 billion for the December quarter

•	Full year annualized net credit losses of 1.9% on average consumer finance receivables; 2.2% for the December quarter

•	End of period earning assets of $40.8 billion

FORT WORTH, TEXAS February 4, 2015 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”) announced earnings of $59 million for the quarter ended December 31, 2014, compared to $121 million for the quarter ended December 31, 2013. Earnings for the year ended December 31, 2014 were $537 million, compared to $566 million for the year ended December 31, 2013. Earnings include $13 million and $42 million in pre-tax acquisition and integration expenses for the quarter and year ended December 31, 2013, respectively. Additionally, earnings for the quarter ending December 31, 2013 include $15 million in pre-tax charges associated with discontinuing the Chevrolet brand in Europe.

Consumer loan originations were $4.0 billion for the quarter ended December 31, 2014, compared to $4.1 billion for the quarter ended September 30, 2014, and $3.3 billion for the quarter ended December 31, 2013. Consumer loan originations for the year ended December 31, 2014 were $15.1 billion, compared to $9.6 billion for the year ended December 31, 2013. The outstanding balance of consumer finance receivables totaled $25.7 billion at December 31, 2014.

Operating lease originations of General Motors Company (“GM”) vehicles were $2.1 billion for the quarter ended December 31, 2014, compared to $1.8 billion for the quarter ended September 30, 2014, and $650 million for the quarter ended December 31, 2013. Operating lease originations for the year ended December 31, 2014 were $6.2 billion, compared to $2.8 billion for the year ended December 31, 2013. Leased vehicles, net totaled $7.1 billion at December 31, 2014.

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The outstanding balance of commercial finance receivables was $8.1 billion at December 31, 2014 compared to $7.2 billion at September 30, 2014 and $6.7 billion at December 31, 2013.

Consumer finance receivables 31-to-60 days delinquent were 4.2% of the portfolio at December 31, 2014, compared to 4.1% at December 31, 2013. Accounts more than 60 days delinquent were 1.7% of the portfolio at December 31, 2014 and 2013.

Annualized net credit losses were 2.2% of average consumer finance receivables for the quarter ended December 31, 2014 compared to 2.1% a year ago. For the year ended December 31, 2014 and 2013, annualized consumer net credit losses were 1.9%.

The Company had total available liquidity of $9.3 billion at December 31, 2014, consisting of $3.0 billion of unrestricted cash, $4.8 billion of borrowing capacity on unpledged eligible assets, $0.5 billion of borrowing capacity on unsecured lines of credit and $1.0 billion of borrowing capacity on a Junior Subordinated Revolving Credit Facility from GM.

The Company acquired Ally Financial’s auto finance and financial services operations in Austria, Belgium, Chile, Colombia, Germany, Greece, Italy, Mexico, the Netherlands, Spain, Sweden, Switzerland, and the United Kingdom on April 1, 2013 and acquired Ally Financial’s auto finance and financial services operations in France and Portugal on June 1, 2013. The Company also acquired Ally Financial’s auto finance and financial services operations in Brazil on October 1, 2013. The results of operations of the acquired entities are included since their respective acquisition dates.

A 35% equity interest in SAIC-GMAC Automotive Finance Company Limited, a joint venture that conducts auto finance operations in China, was acquired on January 2, 2015.

About GM Financial

General Motors Financial Company, Inc. is the captive finance company for and a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements which are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2014. Such risks include – but are not limited to – changes in general economic and business conditions; GM’s ability to sell new vehicles that we finance in the markets we serve in North America, Europe, Latin America and China; interest rate and currency fluctuations; our financial condition and liquidity, as well as future cash flows and earnings; competition; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; the availability of sources of financing; the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate; vehicle return rates and the residual value performance on vehicles we lease; the viability of GM-franchised dealers that are commercial loan customers; the prices at which used cars are sold in the wholesale markets; and changes in business strategy, including expansion of product lines and credit risk appetite, and acquisitions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Dollars in Millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue
Finance charge income	$880	$854	$3,475	$2,563
Leased vehicle income	355	180	1,090	595
Other income	70	67	289	186

	1,305	1,101	4,854	3,344

Costs and expenses
Operating expenses	316	268	1,162	770
Leased vehicle expenses	284	139	847	453
Provision for loan losses	196	164	604	475
Interest expense	389	307	1,426	721
Acquisition and integration expenses	—	13	—	42

	1,185	891	4,039	2,461

Income before income taxes	120	210	815	883
Income tax provision	61	89	278	317

Net income	$59	$121	$537	$566

Consolidated Balance Sheets

(Dollars in Millions)

	December 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$2,974	$1,074
Finance receivables, net	33,000	29,282
Leased vehicles, net	7,060	3,383
Restricted cash	2,071	1,958
Goodwill	1,244	1,240
Property and equipment, net	172	132
Deferred income taxes	341	359
Related party receivables	384	129
Other assets	478	433

Total assets	$47,724	$37,990

Liabilities and Shareholder’s Equity
Liabilities
Secured debt	$25,214	$22,073
Unsecured debt	12,217	6,973
Accounts payable and accrued expenses	1,002	946
Deferred income	392	168
Deferred income taxes	20	87
Taxes payable	234	287
Related party taxes payable	636	643
Related party payables	433	368
Other liabilities	184	160

Total liabilities	40,332	31,705

Shareholder’s equity	7,392	6,285

Total liabilities and shareholder’s equity	$47,724	$37,990

Operational and Financial Data

(Unaudited, Dollars in Millions)

	Three Months Ended
	December,
	2014			2013
	North America	International	Total	North America	International	Total
Consumer finance receivables originations	$1,934	$2,022	$3,956	$1,146	$2,121	$3,267
GM lease originations	$2,068	$24	$2,092	$650	$—	$650
GM new vehicle loans and leases as a percent of total loan and lease originations	69.3%	86.6%	75.2%	53.6%	89.7%	73.1%

	Year Ended
	December 31,
	2014			2013
	North America	International	Total	North America	International	Total
Consumer finance receivables originations	$6,808	$8,277	$15,085	$5,126	$4,471	$9,597
GM lease originations	$6,132	$37	$6,169	$2,830	$—	$2,830
GM new vehicle loans and leases as a percent of total loan and lease originations	64.8%	87.3%	73.6%	55.0%	87.4%	66.7%

	Three Months Ended
	December 31,
	2014			2013
	North America	International	Total	North America	International	Total
Average consumer finance receivables	$13,038	$12,515	$25,553	$11,496	$11,432	$22,928
Average commercial finance receivables	2,789	4,663	7,452	1,630	4,704	6,334

Average finance receivables	15,827	17,178	33,005	13,126	16,136	29,262
Average leased vehicles, net	6,385	21	6,406	3,237	2	3,239

Average earning assets	$22,212	$17,199	$39,411	$16,363	$16,138	$32,501

	Year Ended
	December 31,
	2014			2013
	North America	International	Total	North America	International	Total
Average consumer finance receivables	$12,205	$12,568	$24,773	$11,335	$6,459	$17,794
Average commercial finance receivables	2,384	4,653	7,037	1,164	2,997	4,161

Average finance receivables	14,589	17,221	31,810	12,499	9,456	21,955
Average leased vehicles, net	4,867	7	4,874	2,599	3	2,602

Average earning assets	$19,456	$17,228	$36,684	$15,098	$9,459	$24,557

	December 31, 2014			December 31, 2013
	North America	International	Total	North America	International	Total
Consumer finance receivables	$13,409	$12,263	$25,672	$11,493	$11,757	$23,250
Commercial finance receivables	3,180	4,892	8,072	1,975	4,725	6,700
Leased vehicles	7,029	31	7,060	3,381	2	3,383

Ending Earning Assets	$23,618	$17,186	$40,804	$16,849	$16,484	$33,333

	December 31, 2014			December 31, 2013
	North America	International	Total	North America	International	Total
Consumer
Pre-acquisition consumer finance receivables - outstanding balance	$361	$147	$508	$931	$363	$1,294

Pre-acquisition consumer finance receivables - carrying value	$313	$146	$459	$826	$348	$1,174
Post-acquisition consumer finance receivables, net of fees	13,048	12,116	25,164	10,562	11,394	21,956

	13,361	12,262	25,623	11,388	11,742	23,130
Less: allowance for loan losses	(577)	(78)	(655)	(468)	(29)	(497)

Total consumer finance receivables, net	12,784	12,184	24,968	10,920	11,713	22,633

Commercial
Commercial finance receivables, net of fees	3,180	4,892	8,072	1,975	4,725	6,700
Less: allowance for loan losses	(21)	(19)	(40)	(17)	(34)	(51)

Total commercial finance receivables, net	3,159	4,873	8,032	1,958	4,691	6,649

Total finance receivables, net	$15,943	$17,057	$33,000	$12,878	$16,404	$29,282

	December 31, 2014			December 31, 2013
	North America	International	Total	North America	International	Total
Allowance for loan losses as a percentage of post-acquisition consumer finance receivables	4.4%	0.6%	2.6%	4.4%	0.3%	2.3%

Allowance for loan losses as a percentage of commercial finance receivables	0.7%	0.4%	0.5%	0.9%	0.7%	0.8%

	December 31, 2014			December 31, 2013
	North America	International	Total	North America	International	Total
Loan delinquency as a percent of ending consumer finance receivables:
31 - 60 days	7.4%	0.7%	4.2%	7.5%	0.8%	4.1%
Greater than 60 days	2.5	0.8	1.7	2.5	1.0	1.7

Total	9.9%	1.5%	5.9%	10.0%	1.8%	5.8%

We analyze portfolio performance of both the pre- and post-acquisition finance receivables portfolios on a combined basis. This information allows us and investors the ability to analyze credit loss trends in the combined portfolio. Additionally, information on credit losses, on a combined basis, facilitates comparisons of current and historical results. The following is a reconciliation of charge-offs on the post-acquisition portfolio to credit losses on the combined portfolio.

	Three Months Ended December 31,
	2014			2013
	North America(a)	International	Total	North America(a)	International	Total
Charge-offs	$233	$36	$269	$183	$36	$219
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	11	(1)	10	31	4	35

Total credit losses	$244	$35	$279	$214	$40	$254

	Year Ended December 31,
	2014			2013
	North America(a)	International	Total	North America(a)	International	Total
Charge-offs	$776	$138	$914	$584	$54	$638
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	63	6	69	154	13	167

Total credit losses	$839	$144	$983	$738	$67	$805

(a)	Total credit losses in the North America Segment is comprised of the sum of repossession credit losses and mandatory credit losses.

The following table presents credit loss data (which includes charge-offs on the post-acquisition portfolio and write-offs of contractual amounts on the pre-acquisition portfolio) with respect to our consumer finance receivables portfolio (dollars in millions):

	Three Months Ended December 31,
	2014			2013
	North America	International(a)	Total	North America	International(a)	Total
Repossession credit losses	$237	$35	$272	$201	$40	$241
Less: recoveries	(126)	(11)	(137)	(114)	(18)	(132)
Mandatory credit losses(b)	7	—	7	13	—	13

Net credit losses	$118	$24	$142	$100	$22	$122

Net annualized credit losses as a percentage of average consumer finance receivables(c):	3.6%	0.8%	2.2%	3.5%	0.8%	2.1%
Recoveries as a percentage of gross repossession credit losses:	53.1%			56.7%

	Year Ended December 31,
	2014			2013
	North America	International(a)	Total	North America	International(a)	Total
Repossession credit losses	$812	$144	$956	$720	$67	$787
Less: recoveries	(465)	(56)	(521)	(427)	(35)	(462)
Mandatory credit losses(b)	27	—	27	18	—	18

Net credit losses	$374	$88	$462	$311	$32	$343

Net annualized credit losses as a percentage of average consumer finance receivables(c):	3.1%	0.7%	1.9%	2.7%	0.5%	1.9%
Recoveries as a percentage of gross repossession credit losses:	57.3%			59.3%

(a)	Repossession credit losses for the International Segment include the write-down of defaulted receivables to net realizable value.
(b)	Mandatory credit losses represent accounts 120 days delinquent in the post-acquisition portfolio that are charged off in full, with no recovery amounts realized at time of charge-off, net of any subsequent recoveries as well as the net write-down of consumer finance receivables in repossession to the net realizable value of the repossessed vehicle when the repossessed vehicle is legally available for sale.
(c)	Average consumer finance receivables is defined as the average receivable balance excluding the carrying value adjustment.

	Three Months Ended December 31,
	2014			2013
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percent of average earning assets(a)	2.7%	3.8%	3.2%	2.8%	3.8%	3.3%

	Year Ended December 31,
	2014			2013
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percent of average earning assets(a)	2.8%	3.6%	3.2%	2.9%	3.5%	3.1%

(a)	Excluding lease and acquisition and integration expenses.

Investor Relations contact:

Stephen Jones

(817) 302-7119